UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K


                                 Current Report
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported) December 26, 1996


                             U. S. ELECTRICAR, INC.
              (exact name of registrant as specified in its charter


California                              0-25184                  95-3056150
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission              (IRS Employer
 of incorporation)                    file number)           Identification No.)


5 Thomas Mellon Circle, San Francisco, CA                                94134
--------------------------------------------------------------------------------
 (Address of principal executive offices)                             (Zip code)


Registrants's telephone number, including area code:                415-656-2400

Item 9.  Sales of Equity Securities pursuant to Regulation S


         On December 26, l996, U.S. Electricar, Inc. ("Company") and ITOCHU Corporation, a corporation organized under the laws of Japan, executed a Supplemental Loan Agreement whereby ITOCHU extended a loan to the Company in an aggregate principal sum of Nine Hundred Thousand Dollars ($900,000). The loan was evidenced by a secured Promissory Note ("Note") which provides for a term of one year, an interest rate of ten percent (10%), a right to convert at any time, and in one or more installments, into shares of the Company's Common Stock, and anti-dilution protection. The Note and any shares issued upon conversion thereof have not been registered under the Securities Act of 1933 in reliance upon Regulation S promulgated thereunder.

         The number of shares to be issued pursuant to any election to convert any or all of the loan amount shall equal the quotient obtained by dividing (x) the amount of the loan to be converted, by (y) the Conversion Price of $0.30 per share. The total number of shares issuable pursuant to such conversion of the
Note is therefore 3,000,000 shares.

                                    SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      U.S. ELECTRICAR, INC.

                                      (Registrant)



 Date:  January 10, 1997              By:  / s /   Roy Y. Kusumoto
                                         ---------------------------------
                                          Roy Y. Kusumoto
                                          President and Chief Executive Officer